Exhibit 99.2


                                                CONTACT
                                                Janice R. Drummond
                                                (847) 286-8316

                                                FOR IMMEDIATE RELEASE
                                                March 10, 1999

                  SEARS ANNOUNCES $1.5 BILLION SHARE REPURCHASE

    HOFFMAN ESTATES, Ill. -- The Board of Directors of Sears, Roebuck and Co. (NYSE: S) today approved a common share repurchase program to acquire up to $1.5 billion of the company's common shares.
    "The share repurchase program reflects our confidence in the performance of Sears, and our commitment to increasing shareholder value," said Arthur C. Martinez, chairman and CEO. "In addition, we will continue to pursue appropriate growth opportunities with capital expenditures in excess of $1 billion this year."
     The shares will be purchased in the open market or privately negotiated transactions. Timing will be dependent on prevailing market conditions, alternative uses of capital and other factors. The program is expected to be completed by December 31, 2001.
     Sears is a leading U.S. retailer of apparel, home and automotive products and services, serving American households through 845 full-line department stores and more than 2,000 specialized retail locations nationwide.

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